FOR IMMEDIATE RELEASE:

For Additional Information:
Steve Khoshabe, Executive Vice President/CFO
United Financial Mortgage Corp
(630) 571-7222
www.ufmc.com
sk@ufmc.com

Spencer Maus, Senior Vice President
Dresner Corporate Services, Inc.
(312) 726-3200, extension 205
smaus@dresnerco.com

         United Financial Mortgage Reports Fiscal Year 1999 Net Income
                       +46% on Record Revenues

Oak Brook, IL - July 9, 1999 - United Financial Mortgage Corp.
(CHX: "UFM"), of Oak Brook, IL today reported record net income on record revenues for fiscal year-end 1999. For the period ending April 30, 1999, income before tax was $759,608, an increase of 170% when compared with $281,556 for the same period last year. Net income for fiscal year 1999 increased
46% to $352, 715, or $.09 per share, versus $241,429, or $.07 per share on revenues of $10,045,228 versus $7,382,596, an increase of 36%.

United Financial further reported that shareholders' equity increased 131% to $6,595,681 at fiscal year-end 1999 versus $2,846,529 at fiscal year-end 1998.

Fiscal year end pre-tax results were adversely affected by an extraordinary litigation settlement of $150,000, and a $156,000 non-cash deferred advisor expense relating to certain warrants issued by the Company. After tax results reflect a non-cash deferred tax provision of $271,000.

Mr. Joseph Khoshabe, President of United Financial Mortgage Corp. added, "Our record performance in earnings and revenues confirms the dedication and hard work performed by our staff. I am convinced that our strategy to increase loan volume through the expansion of our core business, acquisitions and other alliances in key residential mortgage markets will continue to have success.
We plan to continue our aggressive growth strategy, while remaining sensitive to market and interest rate factors."

United Financial Mortgage Corp. is a national mortgage banker principally engaged in both retail and wholesale mortgages for family residences of one to four units. The Company is headquartered in Oak Brook, IL and has regional offices in several other states. The Company's web site www.ufmc.com allows consumers to get information on the many different types of mortgage loans offered by the Company, calculated mortgage payments, and apply on-line for a mortgage.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intened to be covered by the safe harbors created hereby. Statements in this release that are not strictly historical are "forward-looking" statements that are subject to risk and and uncertainty. Investors are cautioned that all "forward-looking" statements contained herein may not be reasonable and assumptions could be inaccurate, and should not be construed, considered or assumed as guarantees. The inclusion of such information should not be regarded as a representation or guarantee, by the Company, or any other person that the objectives and plans, stated herein, will be achieved. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in the mortgage lending industry or changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings. Unknown factors could cause actual results to differ as well as other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its prospectus, 10K and 10Q filings.
                       (Financial statements to follow)

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                   United Financial Mortgage Corporation
                          Condensed Balance Sheet

                                                  Year Ended       Year Ended
                                                April 30, 1998   April 30, 1999
      A S S E T S
   Current Assets:
         Cash                                    $   1,974,011  $     4,344,937
         Loans held for sale                        13,261,136       32,073,320
         Mortgage Loan Investments                   1,331,287        1,906,234
         Accounts Receivable                            83,494          315,860
         Note Receivable                               140,878          110,000
         Other Assets                                   94,902          196,237
                  Total current assets           $  16,885,708  $    38,946,588

       Property and Equipment-Net                $     142,287  $       369,007

   Other Assets:
         Servicing Rights                               74,286          185,980
         Land Investments                              303,250                0
         Deferred Organization Costs                   143,425                0
         Deferred Advisor Fees                         234,000           78,000
         Net Goodwill                                        0          132,715
         Other Assets                                   25,128           82,946
                  Total Other Assets                   780,089          479,641

                  Total Assets                   $     808,084  $    39,795,236


                        LIABILITIES AND STOCKHOLDERS' EQUITY

   Current Liabilities:
         Notes Payable - Current                    14,149,244       32,375,632
         Accounts Payable, Accrued Liabilities
         and other                                     387,311          792,372
                  Total current liabilities      $  14,536,555  $    33,168,004
       Non-Current Notes Payable                       425,000                0
         Leases Payable                                      0           31,551
                  Total liabilities              $  14,961,555  $    33,199,555

       Stockholders Equity                       $   2,846,529  $     6,595,681

                  Total liabilities and
                     stockholders' equity           17,808,084       39,795,236

                   United Financial Mortgage Corporation
                       Condensed Statement of Income

                                                  Year Ended       Year Ended
                                                April 30, 1998   April 30, 1999
   Revenues:
         Commissions and Fees                    $   6,730,416  $     8,571,594
         Interest Income                               665,646        1,457,953
         Other Income and Expense                      (13,466)          15,681
                  Total Revenues                     7,382,596       10,045,228
   Expenses:
         Salaries & Commissions                  $   4,008,346  $     4,539,018
         Selling & Administrative                    1,990,349        3,460,977
         Depreciation                                   45,805           80,704
         Interest Expense                              975,953        1,054,921
         Cost and Expense of Litigation                 80,587          150,000
                  Total Expenses                 $   7,101,040  $     9,285,620

   Income (loss) Before Income Taxes             $     281,556  $       759,608
   Income Tax Provision                                 40,127          339,228
   Net Income (loss)                                   241,429          420,380
   Less Dividends Paid on Preferred Stock                    0           67,665
   Net Income (loss) Applicable to
         Common Shareholders                           241,429          352,715

   Basic Net Income(loss) Per Share                       0.08             0.09
   Diluted Net Income Per Share                           0.07             0.09
   Shares used in computation of basic
         net income per share                        3,100,029        3,828,918
       Shares used in computation of diluted
         net income per share                        3,342,029        4,070,918

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